   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 1998
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              GALILEO CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                           04-256583
 (State or other jurisdiction                                              (I.R.S. Employer
               of                                                       Identification Number)
incorporation or organization)

      GALILEO PARK, P.O. BOX 550, STURBRIDGE, MASSACHUSETTS (508) 347-9191 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                 GREGORY RIEDEL
                            VICE PRESIDENT, FINANCE
                              GALILEO CORPORATION
                           GALILEO PARK, P.O. BOX 550
                        STURBRIDGE, MASSACHUSETTS 01566
                                 (508) 347-9191
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:
                          DAVID R. POKROSS, JR., ESQ.
                               PALMER & DODGE LLP
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108
                                 (617) 573-0100
                            ------------------------

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.
                            ------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF        AMOUNT       PROPOSED MAXIMUM  PROPOSED MAXIMUM
 SECURITIES TO BE             TO BE       OFFERING PRICE PER     AGGREGATE        AMOUNT OF
 REGISTERED                 REGISTERED         SHARE(1)     OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value per share.......     1,154,258          $10.38         $11,981,199          $3,535
================================================================================================

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) and based upon the average of the high and low sale prices on February 12, 1998 as reported on the consolidated tape for stocks listed on the Nasdaq National Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

                                1,154,258 SHARES

                              GALILEO CORPORATION

                                  COMMON STOCK

                            ------------------------

     This Prospectus relates to the offer and sale of 1,154,258 shares (the "Shares") of Common Stock, $.01 par value per share ("Galileo Common Stock"), of Galileo Corporation (the "Company"). The Shares may be offered by certain stockholders of the Company identified herein and their pledgees, donees, transferees or other successors in interest (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company, however, has agreed to bear certain expenses (other than fees and expenses of counsel or advisors to the Selling Stockholders) in connection with the registration of the Shares. The Company also has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Galileo Common Stock is listed on the Nasdaq National Market ("Nasdaq") under the symbol GAEO. On February 12, 1998, the closing per share sale price of Galileo Common Stock, as reported by Nasdaq, was $10.50.
        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
           SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS FEBRUARY   , 1998.

                               TABLE OF CONTENTS

RISK FACTORS........................................................................     1
THE COMPANY.........................................................................     3
USE OF PROCEEDS.....................................................................     3
THE SELLING STOCKHOLDERS............................................................     4
PLAN OF DISTRIBUTION................................................................     5
LEGAL MATTERS.......................................................................     5
EXPERTS.............................................................................     5
AVAILABLE INFORMATION...............................................................     5
DOCUMENTS INCORPORATED BY REFERENCE.................................................     6

                                  RISK FACTORS

     An investment in the shares of Galileo Common Stock offered hereby involves a high degree of risk. The following factors, in addition to the other information in this Prospectus, should be carefully considered in evaluating the Company and its business before purchasing the shares of Galileo Common Stock offered hereby.

LOSS OF A SIGNIFICANT CUSTOMER

     On February 11, 1997, the Company received written notification from its then largest customer, Xerox Corporation, that Xerox had developed internal production capabilities for dicorotron assemblies and would no longer purchase these assemblies from the Company. These assemblies accounted for approximately $20.4 million, or 48% of the Company's revenues of $42.6 for fiscal 1996. Reduced revenues from this product materially adversely affected the Company's financial performance for fiscal 1997 and resulted in a loss for the fiscal year. There can be no assurance whether or how quickly the Company will be able to replace this business.

TECHNOLOGICAL CHANGE AND NEW PRODUCT DEVELOPMENT

     The market for the Company's products is characterized by rapidly changing technology. The Company's future success will continue to depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and evolving industry standards, respond to changes in customer requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's business, financial condition and results of operations. In order to develop new products successfully, the Company is dependent upon close relationships with its customers and their willingness to share proprietary information about their requirements and participate in collaborative efforts with the Company. There can be no assurance that the Company's customers will continue to provide it with timely access to such information or that the Company will be successful in developing and marketing new products and services or product and service enhancements in a timely manner and respond effectively to technological changes or new product announcements by others. In addition, there can be no assurance that the new products and services or product and service enhancements, if any, developed by the Company will achieve market acceptance.

ACHIEVEMENT OF STRATEGIC PLAN

     As part of its strategic plan, the Company is seeking to grow through acquisitions. The Company regularly reviews various acquisition prospects of businesses, technologies or products complementary to the Company's business and periodically engages in discussions regarding such possible acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the ability to manage effectively geographically remote units, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct experience and the potential loss of key employees of the acquired companies. In addition, acquisitions may result in dilutive issuances of equity securities, the incurrance of debt, reduction in existing cash balances, amortization expenses related to goodwill and other intangible assets and other charges to operations that may materially adversely affect the Company's business, financial condition and results of operations. Although management expects to carefully analyze any such opportunity before committing the Company's resources, there can be no assurance that the Company will be successful in making acquisitions, that the prices and terms of any acquisitions will be favorable to the Company, that any completed acquisition will result in long-term benefits to the Company or that the Company's management will be able to manage effectively the resulting businesses.

COMPETITION

     The Company's competitive position depends primarily on the technological development of its products, as well as on service, quality and price. Some of the Company's competitors are major corporations, or divisions of major corporations, which have greater financial, technological and personnel resources than the Company and may represent significant competition for the Company. Such companies may succeed in developing technologies and products that are more effective or less costly than any of those that may be developed by the Company, and such companies may be more successful than the Company in developing, manufacturing and marketing products. There can be no assurance that the Company will be able to compete successfully in the future or that developments by others will not render the Company's products obsolete or non-competitive or that the Company's customers will not choose to use competing technologies or products. Further, the entry of new competitors into the markets for the Company's products could cause downward pressure on the prices of such products and a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

     Although the Company does not believe that its success is dependent upon the protection offered by patents, the Company possesses many patents which relate to its technology. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of its technology by third parties or will be adequate under the laws of some foreign countries, which may not protect the Company's proprietary rights to the same extent as do laws of the United States. In addition, there remains the possibility that others will "reverse engineer" the Company's products in order to determine their method of operation and introduce competing products or that others will develop competing technology independently. Any such adverse circumstances could have a material adverse effect on the Company's business, financial condition and results of operations. Further, some of the markets in which the Company competes are characterized by the existence of a large number of patents and frequent litigation for financial gain that is based on patents with broad, and often questionable, application. As the number of its products increases, the markets in which its products are sold expands, and the functionality of those products grows and overlaps with products offered by competitors, the Company believes that it may become increasingly subject to infringement claims. Although the Company does not believe any of its products or proprietary rights infringe the rights of third parties, there can be no assurance that infringement claims will not be asserted against the Company in the future or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation.

     The Company also relies upon trade secrets, technical know-how and continuing technological innovation to develop and maintain its competitive position. The Company typically requires its employees, consultants and advisors to execute confidentiality and assignment of inventions agreements in connection with their employment, consulting or advisory relationships with the Company. There can be no assurance, however, that these agreements will not be breached or that the Company will have adequate remedies for any breach. Furthermore, there can be no assurance that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's proprietary technology, or that the Company can meaningfully protect its rights in unpatented proprietary technology. Several of the Company's management and scientific personnel were formerly associated with competitive companies. In some cases, these individuals are conducting research in similar areas with which they were involved prior to joining the Company. As a result, the Company, as well as these individuals, could be subject to claims of violation of trade secrets and similar claims.

     The Company intends to vigorously protect and defend its intellectual property. Costly and time-consuming litigation brought by the Company may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, or to determine the enforceability, scope and validity of the proprietary rights of others.

POTENTIAL PRODUCT LIABILITY EXPOSURE AND INSURANCE

     The Company's products, particularly its medical products, may expose the Company to product liability claims, and there can be no assurance that the Company will not experience material product liability losses in the future. The Company currently has product liability insurance coverage for the commercial sale of its products. However, a successful claim brought against the Company in excess of available insurance coverage, or a claim or product recall that results in significant adverse publicity against the Company, may have a material adverse effect on the Company's business, financial condition and results of operations.

ABSENCE OF DIVIDENDS

     The Company has never declared or paid cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future.

                                  THE COMPANY

     The Company develops, manufactures and markets a variety of fiberoptic and electro-optic products which transmit, sense or intensify light or images. The Company's core competency in glass sciences and experience in fiberoptic and photonic technology are fundamental to developing and manufacturing its products. The Company operates in a single industry segment and designs and produces products for medical, scientific detector and spectroscopy, telecommunications, and office product applications. Certain documents with respect to the Company have been filed with the Securities and Exchange Commission (the "Commission") and are publicly available. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE".

     Galileo was incorporated in Delaware in 1973 as the successor to a business which was founded in 1959 and is located at Galileo Park, Sturbridge, Massachusetts 01566. Its telephone number is (508) 347-9191.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares.

                            THE SELLING STOCKHOLDERS

     The Shares being offered hereby were acquired by the persons listed in the table below in connection with the acquisition of OFC Corporation by Galileo in January 1998. The table below sets forth the number of Shares held as of January 30, 1998 by the Selling Stockholders. None of the Selling Stockholders listed below are officers or directors of the Company. All of the Shares are being registered for resale pursuant to a Registration Statement on Form S-3, of which this Prospectus is a part. Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                                                     NUMBER OF SHARES OWNED
                                                                 AS OF JANUARY 30, 1998, ALL OF
                       SELLING STOCKHOLDER                     WHICH ARE BEING OFFERED HEREBY(1):
     -------------------------------------------------------  ------------------------------------
     John F. Blais, Jr.(2)..................................                 836,652
     James F. Briggs, Jr.(3)................................                  69,205
     Robert A. Clark........................................                   8,239
     John P. Lucey..........................................                  16,477
     Kris L. Anderson.......................................                  26,500
     Raymond J. Boulay(4)...................................                  49,432
     Daniel Jasinski........................................                  32,955
     Bernard A. Moisan(5)...................................                  82,984
     Lovell E. Comstock.....................................                   2,884
     Edward P. Mansfield....................................                   1,854
     Jewel N. Anderson......................................                   2,060
     Robert E. Fahey, Jr....................................                   1,442
     Willard Harris.........................................                   1,339
     Eric J. Schwendeman....................................                   1,442
     Keqi Zhang.............................................                   1,442
     William H. Bernier.....................................                   1,030
     Scott D. Graham........................................                     721
     Thomas Hirsh...........................................                     721
     David R. Hoey..........................................                     721
     Karen Johar............................................                   1,030
     Clifford E. Malkin.....................................                     721
     Frank A. Minich........................................                     772
     John A. Seul...........................................                     721
     Edward M. Thurber......................................                     618
     Arthur S. Appel........................................                   3,398
     Jay LaMarche...........................................                   3,955
     Edward J. Stewart III..................................                   4,943

---------------

(1) Except as described herein, each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned by him or her. John F. Blais, Jr., as the Shareholder Representative under an escrow agreement among the Company and the Selling Stockholders pursuant to which 10% of the Shares owned by each Selling Stockholder are held in escrow, has the sole power to vote 115,426 of the Shares held in escrow (the "Escrow Shares"). Accordingly, until the Escrow Shares are released on July 31, 1998, John F. Blais, Jr. will have the sole power to vote a total of 868,413 shares of Galileo Common Stock, which is approximately 10.8% of the outstanding Galileo Common Stock.

    The Escrow Shares secure the Selling Stockholders' obligations to indemnify the Company in connection with its acquisition of OFC Corporation. The Escrow Shares will not be eligible for sale by the Selling Stockholders until July 31, 1998. Furthermore, of such Escrow Shares, only those in excess of the number necessary to satisfy Selling Stockholder indemnification obligations under the merger agreement will be available for sale.

(2) John F. Blais, Jr. is the President of Optical Filter Corporation, formerly named OFC Corporation and now a wholly-owned subsidiary of the Company.

(3) James F. Briggs, Jr. is the Vice President and General Manager, Diamond Turning Division of Optical Filter Corporation, formerly named OFC Corporation and now a wholly-owned subsidiary of the Company.

(4) Raymond J. Boulay is the Vice President and General Manager, Optical Filter Division of Optical Filter Corporation, formerly named OFC Corporation and now a wholly-owned subsidiary of the Company.

(5) Bernard A. Moisan is the Vice President, Finance of Optical Filter Corporation, formerly named OFC Corporation and now a wholly-owned subsidiary of the Company.

                              PLAN OF DISTRIBUTION

     The Company has filed with the Commission under the Securities Act, a Registration Statement on Form S-3, of which this Prospectus is a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions.

     The Company has been advised that the Selling Stockholders may sell the Shares from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     The Selling Stockholders may also sell Shares from time to time in accordance with Rule 144 under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 included in the Company's Annual Report on Form 10-K for the year ended September 30, 1997 and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Ernst & Young LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements as of January 20, 1998 and February 20, 1997 of OFC Corporation incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Alexander, Aronson, Finning & Co., P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. Reports and proxy and information statements filed with the Commission as well as copies of the Registration Statement, of which this Prospectus is a part, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60621-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports and other information can also be reviewed on the Commission's web site (http://www.sec.gov). Galileo Common Stock is listed on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission (File No. 5-34610) are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for the year ended September 30, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997; and (iii) the Company's Current Reports on Form 8-K filed with the Commission on October 20, 1997, January 7, 1998, February 12, 1998 and February 13, 1998.

     Each document filed by the Company subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated herein by reference or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request by such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Galileo Corporation, Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566, attention: Josef W. Rokus, Secretary, telephone number: (508) 347-9191.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the offering of the Shares will be borne by the Registrant and are estimated as follows:

     SEC Registration Fee....................................................    $ 3,535
     Legal fees and expenses.................................................      6,000
     Accounting fees and expenses............................................      5,000
                                                                                 -------
          Total..............................................................    $14,535
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article NINTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by law indemnify its officers, directors, employees and agents. Article NINTH also provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Article IX, Section 1 of the Registrant's Amended and Restated By-Laws provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person whom he or she is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent, another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The indemnification provided for in Article IX is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise.

     Article IX, Section 4 of the Registrant's Amended and Restated By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Registrant currently maintains insurance for directors and officers.

     The Registrant has entered into indemnification agreements with each director who is not an officer of the Registrant providing for indemnification by the Registrant for liabilities and expenses incurred by reason of service to or at the request of the Registrant in connection with any threatened or pending legal proceeding. The indemnification agreements, among other things, provide procedures and remedies applicable to the determination of the right to indemnification, particularly in the event of a change in control of the Registrant.

     The Stock Restriction and Registration Rights Agreement dated as of December 30, 1997 among the Registrant and the Selling Stockholders provides for indemnification of the Registrant and its directors, officers and certain control persons by the Selling Stockholders against certain liabilities under the Securities Act of 1933, as amended, or otherwise.

ITEM 16.  EXHIBITS

     See Exhibit Index immediately following the signature page hereof.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
        Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturbridge, Commonwealth of Massachusetts, on February 17, 1998.

                                          GALILEO CORPORATION

                                          By:     /s/ WILLIAM T. HANLEY
                                             -----------------------------------
                                                     WILLIAM T. HANLEY
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Galileo Corporation, hereby severally constitute and appoint each of William T. Hanley and Gregory Riedel our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of February 17, 1998.

                SIGNATURE                                 TITLE
                ---------                                 -----

          /s/ WILLIAM T. HANLEY             President and Chief Executive
------------------------------------------  Officer, Director(Principal
            WILLIAM T. HANLEY               Executive Officer)

            /s/ GREGORY RIEDEL              Vice President, Finance Principal
------------------------------------------  Financial and Accounting Officer)
              GREGORY RIEDEL

          /s/ WILLIAM T. BURGIN             Director
------------------------------------------
            WILLIAM T. BURGIN

          /s/ ALLEN E. BUSCHING             Director
------------------------------------------
            ALLEN E. BUSCHING

          /s/ KENNETH W. DRAEGER            Director
------------------------------------------
            KENNETH W. DRAEGER

           /s/  ROBERT D. HAPP              Director
------------------------------------------
              ROBERT D. HAPP

            /s/ MARK C. ROGERS              Director
------------------------------------------
              MARK C. ROGERS

                                 EXHIBIT INDEX

  EXHIBIT
    NO.                                     DESCRIPTION
  -------                                   -----------
     4.1     Restated Certificate of Incorporation of the Registrant and amendment thereto. Filed as Exhibit 4.1 to the Registrant's Registration Statement
             on Form S-2 (File No. 33-13752) and incorporated herein by reference.
     4.2     Amended and Restated Bylaws of the Registrant. Filed as Exhibit 4.2 to the
             Registrant's Registration Statement on Form S-2 (File No. 33-13752) and
             incorporated herein by reference.
     4.3     Specimen Certificate of the Registrant's Common Stock. Filed as Exhibit
             4.1 to the Registrant's Registration Statement on Form S-2 (File No.
             33-13752) and incorporated herein by reference.
     5.1     Opinion of Palmer & Dodge LLP. Filed herewith.
    21.0     List of Subsidiaries.
    23.1     Consent of Ernst & Young LLP, independent accountants to the Registrant.
             Filed herewith.
    23.2     Consent of Alexander, Aronson, Finning & Co., P.C. Filed herewith.
    23.3     Consent of Palmer & Dodge LLP (contained in Exhibit 5.1).
    24.1     Power of Attorney (included on the signature page of this Registration
             Statement).